ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090659633-03
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/02/2009 10:07 AM
	Entity Number E0201772005-3

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Boveran Diagnostics Inc, aka Z Yachts Inc

2. The articles have been amended as follows: (provide article numbers, if available)

Name change to THRIVE WORLD WIDE, INC.

Capitalization change from 50,000,000 to 200,000,000.

See Attached

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

**BOVERAN DIAGNOSTICS, INC.
BOARD RESOLUTION ADOPTED**

The undersigned, being the sole director of Boveran Diagnostics, Inc., does hereby sign the following:

RESOLVED THAT:

RESOLVED, that in furtherance of the pending merger between the Corporation and STB Telemedia, Inc., that the name of the corporation is hereby changed to Thrive World Wide, Inc.

RESOLVED, that it is in the best interest of the Corporation to increase the authorized Shares of Common Stock from Fifty Million Shares (50,000,000) to Two hundred Million Shares (200,000,000) and that the stated par value shall remain $0.001 per share.

RESOLVED, that the Directors of this corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as such Directors shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such Directors prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deed of this corporation.

ANDREW J. SCHENKER, SOLE DIRECTOR,
CHAIRMAN and CEO

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT OF

FILE NUMBER: E0201772005-3

BOVERAN DIAGNOSTICS, INC.

(Name of Corporation)

FOR THE FILING PERIOD OF 4/2009 TO 4/2010

The corporation's duly appointed registered agent in the State of Nevada upon whom process can be served is:

OASIS CORPORATE SERVICES, INC
5440 W SAHARA AVE
SUITE 202
LAS VEGAS, NV 89146

☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR REGISTERED AGENT INFORMATION

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number: 20090659489-42
Filing Date and Time: 09/02/2009 9:59 AM
Entity Number: E0201772005-3

(This document was filed electronically.)

THE ABOVE SPACE IS FOR OFFICE USE ONLY

Important: Read instructions before completing and returning this form.

1. Print or type names and addresses either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors and all directors must be named. Have an officer sign the form. FORM WILL BE RETURNED IF UNSIGNED
2. If there are additional directors attach a list of them to this form.
3. Return the completed to' with the filing fee. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year
4. Make your check payable to the Secretary of State. Your cancelled check will constitute a certificate to transact business per NRS 78.155. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 897014201, (775) 684-5708.
6. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

CHECK ONLY IF APPLICABLE

☑ The corporation is a publicly traded corporation. The Central Index Key number is: 00133675

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)	ADDRESS	CITY	St	Zip
ANDREW J SCHENKER	PRESIDENT (OR EQUIVALENT OF)	638 MAIN STREET , USA	LAKE GENEVA	WI	53147
ANDREW J SCHENKER	SECRETARY (OR EQUIVALENT OF)	638 MAIN STREET , USA	LAKE GENEVA	WI	53147
ANDREW SCHENKER	TREASURER (OR EQUIVALENT OF)	638 MAIN STREET , USA	LAKE GENEVA	WI	53147
ANDREW J SCHENKER	DIRECTOR	638 MAIN STREET , USA	LAKE GENEVA	WI	53147

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer
ANDREW J SCHENKER

Title: CHAIRMAN AND CEO

Date: 9/2/2009 9:56:18 AM